Exhibit 99.1

Century Aluminum Company Reports First Quarter 2018 Results

Chicago, May 3, 2018 (GLOBE NEWSWIRE) -- Century Aluminum Company (NASDAQ: CENX) today announced first quarter 2018 results.

First Quarter 2018 Financial Results

•	Net loss of $0.3 million, or $0.00 per diluted share

•	Adjusted net loss[1] of $3.5 million, or $0.04 per share

•	Adjusted EBITDA[1] of $21.8 million was down $38.4 million from Q4 2017, reflecting higher raw material costs, partially offset by higher LME and regional premiums

•	Net sales of $454.5 million, a 5% increase over prior quarter

$MM (except shipments and per share data)
	Q4 2017	Q1 2018
Shipments (tonnes)	189,000	187,238
Net sales	$433.8	$454.5
Net income/(loss)	35.8	(0.3)
Diluted earnings/(loss) per share	0.37	0.00
Adjusted net income/(loss)[1]	24.8	(3.5)
Adjusted earnings/(loss) per share[1]	0.26	(0.04)
Adjusted EBITDA[1]	60.2	21.8

Notes:
[1] - Non-GAAP measure; see reconciliation of GAAP to non-GAAP financial measures

Century Aluminum Company reported a net loss of $0.3 million for the first quarter of 2018. Results were favorably impacted by a $3.2 million benefit from lower of cost or net realizable value ("NRV") inventory adjustments. This result compares to net income of $35.8 million for the fourth quarter of 2017, which included a $7.3 million non-cash gain related to the termination of certain legacy contractual obligations and a $3.1 million charge for lower of cost or NRV inventory adjustments. Also, the remaining volume under the 2017 LME hedge contracts matured in December and fourth quarter 2017 adjusted net income reflected a reduction of $6.8 million for the final settlement of these hedges.
Adjusted net loss for the first quarter of 2018 was $3.5 million compared to adjusted net income of $24.8 million for the fourth quarter of 2017.
For the first quarter of 2018, Century reported adjusted EBITDA of $21.8 million, down $38.4 million from the fourth quarter of 2017. The decrease was primarily attributable to higher raw material costs, partially offset by higher LME and regional premiums.
Sales for the first quarter of 2018 were $454.5 million compared with $433.8 million for the fourth quarter of 2017. Shipments of primary aluminum for the first quarter of 2018 were 187,238 tonnes compared with 189,000 tonnes shipped in the fourth quarter of 2017.
Century's cash position at quarter end was $130.8 million and revolver availability was $160.9 million.
“Industry fundamentals remain generally strong, with attractive demand growth persisting in most global regions," commented Michael Bless, President and Chief Executive Officer. "In addition, the previously announced Section 232 tariffs became effective in late March, creating the opportunity for a fairly-traded environment in the U.S. for the first time in decades. This bold action by the U.S. administration has immediately had the intended effect of enabling the restart of U.S. primary production by Century and our industry peers. We remain confident that any exemptions from the tariffs will be limited and will be formulated to maintain the tariff regime’s effectiveness.”
Mr. Bless continued, “We see significant opportunity for Century in the U.S. market over the coming years. Within this context, we were pleased to announce our intention to restart the three potlines at Hawesville curtailed in late 2015. We will also complete several capital projects prudently required to support a return to the plant’s full production capacity. The process is proceeding on plan and according to budget. At this point, we intend to begin restarting cells in the first curtailed potline in June; we believe the plant will return to full capacity by early 2019.”
“We have also seen a period of significant volatility in the alumina markets caused by a force majeure event at Alunorte, the largest alumina refinery in the western world, and the recent announcement regarding sanctions on certain Russian individuals and entities,” concluded Mr. Bless. “Century is safely supplied for the foreseeable future. That said, the alumina index price, which had fallen to normalized levels by early 2018 as we expected, briefly jumped to an all-time high. This development has more than offset the increase in the metal price over the same period. We do not believe this environment can persist and have already seen the alumina price begin to fall; we are confident this trend will continue. We thus intend to maintain the planned trajectory of our various projects, including most notably the restart of capacity at Hawesville. Of course, we will continue to monitor market conditions and maintain appropriate flexibility to adapt our plans as appropriate.”
About Century Aluminum
Century Aluminum Company owns primary aluminum capacity in the United States and Iceland. Century's corporate offices are located in Chicago, IL. Visit www.centuryaluminum.com for more information.
Non-GAAP Financial Measures
Adjusted net income, adjusted earnings per share and adjusted EBITDA are non-GAAP financial measures that management uses to evaluate Century's financial performance. These non-GAAP financial measures facilitate comparisons of this period’s results with prior periods on a consistent basis by excluding items that management does not believe are indicative of Century’s ongoing operating performance and ability to generate cash. Management believes these non-GAAP financial measures enhance an overall understanding of Century’s performance and our investors’ ability to review Century’s business from the same perspective as management. The tables below, under the heading "Reconciliation of Non-GAAP Financial Measures," provide a reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, Century's reported results prepared in accordance with GAAP. In addition, because not all companies use identical calculations, adjusted net income, adjusted earnings per share and adjusted EBITDA included in this press release may not be comparable to similarly titled measures of other companies. Investors are encouraged to review the reconciliations in conjunction with the presentation of these non-GAAP financial measures.
Cautionary Statement
This press release and statements made by Century Aluminum Company management on the quarterly conference call contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are statements about future events and are based on our current expectations. These forward-looking statements may be identified by the words "believe," "expect," "hope," "target," "anticipate," "intend," "plan," "seek," "estimate," "potential," "project," "scheduled," "forecast" or words of similar meaning, or future or conditional verbs such as "will," "would," "should," "could," "might," or "may." Our forward-looking statements include, without limitation, statements with respect to: future global and local financial and economic conditions; our assessment of the aluminum market and aluminum prices (including premiums); our ability to procure alumina, carbon products and other raw materials and our assessment of pricing and costs and other terms relating thereto; the final form of any Section 232 relief, including tariffs or other trade remedies, the extent to which any such remedies are ultimately implemented or changed, including any exemptions, the timing for implementation and duration of any trade remedy and the future impact of any such trade remedy to Century, on aluminum prices, or more generally; the future impact of any new or changed law, regulation or other action affecting our business, including, without limitation, the impact of any trade actions, sanctions or other similar remedies or restrictions implemented by the U.S. or foreign governments; our assessment of power pricing and our ability to successfully obtain and/or implement long-term competitive power arrangements for our operations and projects, including at Mt. Holly; our ability to successfully manage transmission issues and market power price risk and to control or reduce power costs; our plans and expectations with respect to the future operation of our smelters and our other operations, including any plans and expectations to restart curtailed capacity at our Mt. Holly smelter; our intention to bring our Hawesville smelter back to full production and any plans, expectations, costs or assumptions with respect thereto; future investments in new technology or other production improvements; our ability to hire and retain qualified employees for our operations; the future financial and operating performance of Century, its subsidiaries and its projects; future inventory, production, sales, cash costs and capital expenditures; future impairment charges or restructuring costs; our anticipated tax liabilities, benefits or refunds including the realization of U.S. and certain foreign deferred tax assets and liabilities and the impact of recent tax reform in the U.S. and foreign jurisdictions; the anticipated impact of recent accounting pronouncements or changes in accounting principles; our assessment of the ultimate outcome of our outstanding litigation; our plans and expectations with respect to the sale or other disposition of our 40% interest in BHH; our ability to access existing or future financing arrangements and the terms of any such future financing arrangements; future construction, investment and development, including our expansion project at our Grundartangi smelter and our plans and expectations with respect thereto; and our future business objectives, strategies and initiatives, including our competitive position and prospects.
Where we express an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, our forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from future results expressed, projected or implied by those forward-looking statements. Important factors that could cause actual results and events to differ from those described in such forward-looking statements can be found in the risk factors and forward-looking statements cautionary language contained in our Annual Report on Form 10-K, quarterly reports on Form 10-Q and in other filings made with the Securities and Exchange Commission. Although we have attempted to identify those material factors that could cause actual results or events to differ from those described in such forward-looking statements, there may be other factors that could cause results or events to differ from those anticipated, estimated or intended. Many of these factors are beyond our ability to control or predict. Given these uncertainties, investors are cautioned not to place undue reliance on our forward-looking statements. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

CENTURY ALUMINUM COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share amounts)
(Unaudited)
	Three months ended
	March 31,	December 31,	March 31,
	2017	2017	2018
NET SALES:
Related parties	$280.6	$322.0	$296.2
Other customers	85.2	111.8	158.3
Total net sales	365.8	433.8	454.5
Cost of goods sold	348.9	385.9	440.0
Gross profit	16.9	47.9	14.5
Selling, general and administrative expenses	10.7	11.4	10.7
Helguvik gains	—	(7.3)	—
Other operating expense - net	1.0	0.5	0.3
Operating income	5.2	43.3	3.5
Interest expense	(5.6)	(5.6)	(5.5)
Interest income	0.2	0.5	0.5
Net (loss)/gain on forward and derivative contracts	(16.1)	0.5	0.7
Other income/(expense) - net	0.4	(0.1)	(1.1)
(Loss)/Income before income taxes and equity in earnings of joint ventures	(15.9)	38.6	(1.9)
Income tax benefit/(expense)	0.3	(3.1)	1.0
(Loss)/Income before equity in earnings of joint ventures	(15.6)	35.5	(0.9)
Equity in earnings of joint ventures	0.5	0.3	0.6
Net (loss)/income	$(15.1)	$35.8	$(0.3)

Net (loss)/income allocated to common stockholders	$(15.1)	$33.0	$(0.3)
(LOSS)/INCOME PER COMMON SHARE:
Basic	$(0.17)	$0.38	$0.00
Diluted	$(0.17)	$0.37	$0.00
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	87.3	87.3	87.6
Diluted	87.3	88.2	87.6

CENTURY ALUMINUM COMPANY
CONSOLIDATED BALANCE SHEETS
(in millions, except share amounts)
(Unaudited)
	December 31, 2017	March 31, 2018
ASSETS
Cash and cash equivalents	$167.2	$130.8
Restricted cash	0.8	0.8
Accounts receivable - net	43.1	83.4
Due from affiliates	10.4	8.7
Inventories	317.5	330.7
Prepaid and other current assets	14.7	14.2
Total current assets	553.7	568.6
Property, plant and equipment - net	971.9	955.1
Other assets	56.0	57.1
TOTAL	$1,581.6	$1,580.8
LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES:
Accounts payable, trade	$89.9	$95.8
Due to affiliates	20.4	14.6
Accrued and other current liabilities	61.4	68.0
Accrued employee benefits costs	11.0	11.0
Industrial revenue bonds	7.8	7.8
Total current liabilities	190.5	197.2
Senior notes payable	248.2	248.3
Accrued pension benefits costs - less current portion	38.9	37.4
Accrued postretirement benefits costs - less current portion	113.0	112.5
Other liabilities	57.9	54.5
Deferred taxes	103.5	100.5
Total noncurrent liabilities	561.5	553.2

SHAREHOLDERS’ EQUITY:
Series A Preferred stock (one cent par value, 5,000,000 shares authorized; 160,000 issued and 74,364 outstanding at December 31, 2017; 160,000 issued and 74,231 outstanding at March 31, 2018)	0.0	0.0
Common stock (one cent par value, 195,000,000 authorized; 94,731,298 issued and 87,544,777 outstanding at December 31, 2017; 94,762,390 issued and 87,575,869 outstanding at March 31, 2018)	0.9	0.9
Additional paid-in capital	2,517.4	2,518.1
Treasury stock, at cost	(86.3)	(86.3)
Accumulated other comprehensive loss	(91.7)	(91.3)
Accumulated deficit	(1,510.7)	(1,511.0)
Total shareholders’ equity	829.6	830.4
TOTAL	$1,581.6	$1,580.8

CENTURY ALUMINUM COMPANY
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)
(Unaudited)
	Three months ended
	March 31,	March 31,
	2017	2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(15.1)	$(0.3)
Adjustments to reconcile net loss to net cash used in operating activities:
Unrealized (gain)/loss on forward and derivative contracts	14.0	(0.4)
Lower of cost or NRV inventory adjustment	(3.9)	(3.2)
Depreciation and amortization	20.9	21.5
Other non-cash items - net	1.2	(4.6)
Change in operating assets and liabilities:
Accounts receivable - net	(23.8)	(40.3)
Due from affiliates	4.9	1.7
Inventories	(4.7)	(10.0)
Prepaid and other current assets	4.7	0.8
Accounts payable, trade	(4.4)	5.4
Due to affiliates	3.3	(6.0)
Accrued and other current liabilities	(4.9)	6.2
Other - net	(3.5)	(3.8)
Net cash used in operating activities	(11.3)	(33.0)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property, plant and equipment	(9.0)	(3.5)
Proceeds from sale of Ravenswood	13.5	—
Net cash provided by (used in) investing activities	4.5	(3.5)
CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings under revolving credit facilities	0.2	0.3
Repayments under revolving credit facilities	(0.2)	(0.3)
Issuance of common stock	0.0	0.1
Net cash provided by financing activities	0.0	0.1
CHANGE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	(6.8)	(36.4)
Cash, cash equivalents and restricted cash, beginning of period	133.5	168.0
Cash, cash equivalents and restricted cash, end of period	$126.7	$131.6

Supplemental cash flow information:
Cash paid for interest	$0.2	$0.2
Cash paid for taxes	$3.0	$0.5

CENTURY ALUMINUM COMPANY
SELECTED OPERATING DATA
(Unaudited)

SHIPMENTS - PRIMARY ALUMINUM(1)

	United States		Iceland		Total
	Tonnes	Net Sales (in millions)	Tonnes	Net Sales (in millions)	Tonnes	Net Sales (in millions)
2018
1st Quarter	107,145	$266.4	80,093	$185.6	187,238	$451.9

2017
4th Quarter	108,754	$253.5	80,246	$178.7	189,000	$432.2

1st Quarter	106,961	$214.7	79,434	$149.5	186,395	$364.2

Notes:
1 - Excludes scrap aluminum sales.

CENTURY ALUMINUM COMPANY
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in millions, except per share amounts)
(Unaudited)

	Three months ended
	December 31, 2017		March 31, 2018
	$MM	EPS	$MM	EPS
Net income/(loss) as reported	$35.8	$0.37	$(0.3)	$0.00
Forward and derivative contracts	(6.8)	(0.07)	—	—
Helguvik gains	(7.3)	(0.08)	—	—
Lower of cost or NRV inventory adjustment	3.1	0.04	(3.2)	(0.03)
Adjusted net income/(loss)	$24.8	$0.26	$(3.5)	$(0.04)

	Three Months Ended
	December 31, 2017	March 31, 2018
Net income/(loss) as reported	$35.8	$(0.3)
Interest expense	5.6	5.5
Interest income	(0.5)	(0.5)
Net gain on forward and derivative contracts	(0.5)	(0.7)
Other expense - net	0.1	1.1
Income tax expense/(benefit)	3.1	(1.0)
Equity in earnings of joint ventures	(0.3)	(0.6)
Operating income	$43.3	$3.5
Helguvik gains	(7.3)	—
Lower of cost or NRV inventory adjustment	3.1	(3.2)
Depreciation and amortization	21.2	21.5
Adjusted EBITDA	$60.2	$21.8

Contacts
Peter Trpkovski
(Investors and media)
312-696-3112

Source: Century Aluminum Company